TIDAL TRUST II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2025, relating to the financial statements and financial highlights of Defiance Nasdaq 100 Target 30 Weekly Distribution ETF (formerly known as Defiance Nasdaq 100 Enhanced Options & 0DTE Income ETF), Defiance S&P 500 Target 30 Weekly Distribution ETF (formerly known as Defiance S&P 500 Enhanced Options & 0DTE Income ETF), and Defiance R2000 Target 30 Weekly Distribution ETF (formerly known as Defiance R2000 Enhanced Options & 0DTE Income ETF), each a series of Tidal Trust II, which are included in Form N-CSR for the year ended August 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 16, 2025